Exhibit 10(a)

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Pre-Effective Amendment No. 1 to Registration Statement No 333-100474 of Sun Life (N.Y.) Variable Account C on Form N-4 of our report dated February 15, 2002 accompanying the financial statements of Sun Life (N.Y.) Variable Account C, and to the use of our report dated February 15, 2002 accompanying the financial statements of Sun Life Insurance and Annuity Company of New York appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the incorporation by reference of our report dated February 15, 2002 appearing in the Annual Report on Form 10-K of Sun Life Insurance and Annuity Company of New York for the year ended December 31, 2001.

We also consent to the references to us under the heading "Accountants" in the Prospectus, and under the heading "Financial Statements" in the Statement of Additional Information, which are parts of such Registration Statement.

DELOITTE & TOUCHE LLP

Boston, Massachusetts

December 26, 2002